    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1995
                                                            REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

           TEXTRON INC.                        DELAWARE                         05-0315468
        TEXTRON CAPITAL I                      DELAWARE                     TO BE APPLIED FOR
        TEXTRON CAPITAL II                     DELAWARE                     TO BE APPLIED FOR
       TEXTRON CAPITAL III                     DELAWARE                     TO BE APPLIED FOR
      TEXTRON FINANCE, L.P.                    DELAWARE                     TO BE APPLIED FOR
   (EXACT NAME OF REGISTRANT AS    (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
    SPECIFIED IN ITS CHARTER)       INCORPORATION OR ORGANIZATION)        IDENTIFICATION NUMBER)

                            ------------------------

                             40 WESTMINSTER STREET
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 421-2800
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                MICHAEL D. CAHN
                     ASSISTANT GENERAL COUNSEL -- CORPORATE
                            AND ASSISTANT SECRETARY
                                  TEXTRON INC.
                             40 WESTMINSTER STREET
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401) 421-2800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE FOR EACH REGISTRANT)
                            ------------------------

                                   COPIES TO:
                                LOUIS A. GOODMAN
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                               ONE BEACON STREET
                                BOSTON, MA 02108
                                 (617) 573-4800
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the Registration Statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                                                 (Cover continued on next page.)
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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(Continued from previous page.)
==========================================================================================================
                                                            PROPOSED
                                                            MAXIMUM        PROPOSED MAXIMUM    AMOUNT OF
TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE   AGGREGATE OFFERING REGISTRATION
  SECURITIES TO BE REGISTERED       REGISTERED (1)     PER UNIT (1)(2)(3)  PRICE (1)(2)(3)      FEE (2)
----------------------------------------------------------------------------------------------------------
Preferred Securities of Textron
  Capital I.....................
Preferred Securities of Textron
  Capital II....................
Preferred Securities of Textron
  Capital III...................
Preferred Securities of Textron
  Finance, L.P..................
Senior Debt Securities of
  Textron Inc...................
Subordinated Debt Securities of
  Textron Inc...................
Junior Subordinated Debt
  Securities of Textron Inc.....
Guarantees of Preferred
  Securities of Textron Capital
  I, Textron Capital II and
  Textron Capital III by Textron
  Inc. (4)......................
Guarantee of Preferred
  Securities of Textron Finance,
  L.P. by Textron Inc. (4)......
----------------------------------------------------------------------------------------------------------
Total...........................     $800,000,000             100%           $800,000,000     $275,862.07
==========================================================================================================

(1) Such indeterminate number of Preferred Securities of Textron Capital I, Textron Capital II, Textron Capital III and Textron Finance, L.P. and such indeterminate principal amount of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities of Textron Inc. as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to Textron Capital I, Textron Capital II, Textron Capital III and Textron Finance, L.P., in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Textron Capital I, Textron Capital II, Textron Capital III and Textron Finance, L.P. and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of Textron Capital I, Textron Capital II, Textron Capital III and Textron Finance, L.P. and the Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities of Textron Inc. registered will not exceed $800,000,000.

(3) Exclusive of accrued interest and distributions, if any.

(4) Includes back-up undertakings, consisting of obligations by Textron Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses and debts of, as applicable, Textron Capital I, Textron Capital II, Textron Capital III and Textron Finance, L.P. No separate consideration will be received for any Guarantees or any back-up undertakings.


     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to the remaining unsold $210,985,000 principal amount of debt securities previously registered by Textron Inc. under its Registration Statement on Form S-3 (File No. 33-46501).

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 1995
PROSPECTUS
                                 $1,010,985,000

                                  TEXTRON INC.
                   SENIOR DEBT SECURITIES, SUBORDINATED DEBT
               SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES
                            ------------------------

                               TEXTRON CAPITAL I
                               TEXTRON CAPITAL II
                              TEXTRON CAPITAL III
                             TEXTRON FINANCE, L.P.

       PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                                  TEXTRON INC.
                            ------------------------

    Textron Inc. ("Textron"), a Delaware corporation, may offer, from time to time, its (i) unsecured senior debt securities (the "Senior Debt Securities"),
(ii) unsecured subordinated debt securities (the "Subordinated Debt Securities") or (iii) unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), each consisting of debentures, notes or other evidences of indebtedness (item (i), (ii) or (iii) above being referred to herein as the "Debt Securities"), or any combination of the foregoing, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. Textron's obligations under the Subordinated Debt Securities and the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to certain other senior indebtedness of Textron as described herein or as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

    Textron Capital I, Textron Capital II and Textron Capital III (each, a "Textron Trust" and, together, the "Textron Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Textron Trust ("Trust Preferred Securities") with the payment of periodic cash distributions ("distributions") and payments on liquidation, redemption or otherwise of such Trust Preferred Securities guaranteed (each, a "Trust Guarantee") on a subordinated basis by Textron to the extent described herein. See "Description of Trust Guarantees." Textron Finance, L.P. ("Textron Partnership"), a limited partnership formed under the laws of the State of Delaware, may offer, from time to time, its preferred securities ("Partnership Preferred Securities") in one or more series with the payment of distributions and payments on liquidation, redemption or otherwise guaranteed (the "Partnership Guarantee") on a subordinated basis by Textron to the extent described herein. See "Description of Partnership Guarantee." Textron's obligations under the Trust Guarantees will rank pari passu with its obligations under the Partnership Guarantee and the senior most preferred or preference stock of Textron. See "Description of Trust Guarantees -- Status of Trust Guarantees" and "Description of Partnership Guarantee -- Status of Partnership Guarantee." Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by Textron to (i) a Textron Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Trust Preferred Securities, (ii) Textron Partnership in connection with the investment of the proceeds from the offering of Partnership Preferred Securities or (iii) other purchasers, including the general public.

    Specific terms of the Debt Securities of any series, the Trust Preferred Securities of any Textron Trust or the Partnership Preferred Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the currency in which principal of, premium, if any, and interest, if any, on the Debt Securities will be payable, the right of Textron, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering of Debt Securities, and (ii) in the case of Trust Preferred Securities and Partnership Preferred Securities (collectively, the "Preferred Securities"), the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of Textron. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $1,010,985,000 (or (i) its equivalent (based on the applicable exchange rate at the time of sale) if Debt Securities are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by Textron, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of $1,010,985,000). Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

    Textron, any of the Textron Trusts or Textron Partnership may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of Textron, each of the Textron Trusts or Textron Partnership or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

   THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS
                   ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

               THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1995.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TEXTRON, ANY OF THE TEXTRON TRUSTS OR TEXTRON PARTNERSHIP, OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TEXTRON, ANY OF THE TEXTRON TRUSTS OR TEXTRON PARTNERSHIP SINCE THE DATE THEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
                            ------------------------

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Textron, each of the Textron Trusts and Textron Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Textron, the Textron Trusts, Textron Partnership and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     Textron is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning Textron can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 W. Madison St., Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the office of the New York Stock Exchange, Inc. on which Textron common stock is traded, at 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Textron Trusts or Textron Partnership have been included or incorporated by reference herein. Textron does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Textron Trusts and Textron Partnership will be owned, directly or indirectly, by Textron, a reporting company under the Exchange Act, (ii) the Textron Trusts and Textron Partnership have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by Textron, (iii) the obligations of the Textron Trusts under the Trust Securities (as defined herein) are fully and unconditionally guaranteed by Textron to the extent that the respective Textron Trust has funds available to meet such obligations, and (iv) the obligations of Textron Partnership under the Partnership Preferred Securities are fully and unconditionally guaranteed by Textron to the extent Textron Partnership has funds legally available to meet such obligations. See "Description of Debt Securities," "Description of Trust Guarantees" and "Description of Partnership Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Textron (File No. 1-5480) with the Commission pursuant to the Exchange Act are incorporated by reference herein and made a part hereof:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994; and

     (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 1995 and July 1, 1995.

     All documents filed by Textron pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus, or in any Prospectus Supplement, to the extent that a statement contained herein or therein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     Textron undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Such requests should be directed to: Corporate Communications Department, Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, telephone (401) 421-2800.

                                  TEXTRON INC.

     Textron is a global, multi-industry company with operations in six business segments: Aircraft, Automotive, Industrial, Systems and Components, Finance and Paul Revere insurance. Textron's products and services include Bell helicopters, Cessna aircraft, Speidel watchbands, Avco Financial Services, E-Z-GO golf cars, Jacobsen lawn and turf care equipment and disability insurance provided by The Paul Revere Corporation.

     Textron's corporate office is located at 40 Westminster Street, Providence, Rhode Island 02903; its telephone number is (401) 421-2800.

                                 TEXTRON TRUSTS

     Each of the Textron Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (the "Declaration") executed by Textron, as sponsor for such trust (the "Sponsor"), and the Textron Trustees (as defined herein) of such trusts and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 4, 1995. Each of the Textron Trusts exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by Textron. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Textron will directly or indirectly acquire Trust Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Textron Trust.

     Each Textron Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each Textron Trust's business and affairs will be conducted by the trustees (the "Textron Trustees") appointed by Textron as the direct or indirect holder of all the Trust Common Securities. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Textron Trustees of the Textron Trusts. The duties and obligations of the Textron Trustees shall be governed by the Declaration of such Textron Trust. Each Textron Trust will have two Textron Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with Textron. One Textron Trustee of each Textron Trust will be a financial institution that is not affiliated with Textron and has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Textron Trustee of each Textron Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). Textron will pay all fees and expenses related to the Textron Trusts and the offering of the Trust Securities.

     The office of the Delaware Trustee for each of the Textron Trusts is The Chase Manhattan Bank (USA), 802 Delaware Avenue, Wilmington, Delaware 19801. The address for each Textron Trust is c/o Textron, the Sponsor of the Textron Trusts, at Textron's corporate headquarters located 40 Westminster Street, Providence, Rhode Island 02903, telephone (401) 421-2800.

                             TEXTRON FINANCE, L.P.

     Textron Partnership is a limited partnership formed under the laws of the State of Delaware. Textron Partnership exists for the sole purpose of issuing its partnership interests and investing the net proceeds thereof in Junior Subordinated Debt Securities. All of its partnership interests, as of the date hereof, are beneficially owned, directly or indirectly, by Textron. Textron is the sole general partner in Textron Partnership (the "General Partner"). Textron Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Textron ("Textron Holdings"), is, as of the date hereof, the sole limited partner in Textron Partnership. Upon the issuance of Partnership Preferred Securities, which securities represent limited partner interests in Textron Partnership, Textron Holdings will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of Textron Partnership. Textron Partnership has a term of approximately 99 years, unless earlier dissolved. Textron Partnership's office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone: (302) 658-7581. All of Textron Partnership's business and affairs will be conducted by Textron, as General Partner. The business address of Textron Partnership is c/o Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, telephone number
(401) 421-2800.

                                USE OF PROCEEDS

     The proceeds from the sale by each Textron Trust of its Trust Preferred Securities and the proceeds from the sale by Textron Partnership of its Partnership Preferred Securities will be invested in the Junior Subordinated Debt Securities of Textron. Except as may otherwise be described in the Prospectus Supplement relating to a series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities, Textron intends to use the net proceeds from the sale of such series of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities may be issued, from time to time, in one or more series, and will constitute either Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities. The Senior Debt Securities may be issued under an Indenture, dated as of April 15, 1987, between Textron and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as trustee (the "Senior Debt Trustee"), as supplemented by the First Supplemental Senior Indenture, dated as of March 15, 1988, and the Second Supplemental Senior
Indenture, dated as of October   , 1995, each between Textron and the Senior
Debt Trustee (the "Senior Indenture"). The Subordinated Debt Securities may be issued under an Indenture, dated as of May 1, 1985, between Textron and The Chase Manhattan Bank, N.A., as trustee (the "Subordinated Debt Trustee"), as supplemented by the First Supplemental Subordinated Indenture, dated as of December 18, 1986, and the Second Supplemental Subordinated Indenture, dated as
of October   , 1995, each between Textron and the Subordinated Debt Trustee (the
"Subordinated Indenture"). The Junior Subordinated Debt Securities may be issued
under an Indenture, dated as of October   , 1995 (the "Junior Subordinated
Indenture"), between Textron and The Chase Manhattan Bank, N.A., as trustee (the "Junior Subordinated Debt Trustee").

     The following summaries of certain provisions of the Debt Securities, and the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture (each individually, an "Indenture" and collectively, the "Indentures"), do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all of the provisions of the Indentures, including the definitions therein of certain terms, copies and/or forms of which are filed or incorporated by reference as exhibits to the Registration Statement. The Senior Debt Trustee, the Subordinated Debt Trustee and the Junior Subordinated Debt Trustee are each referred to herein as a "Debt Trustee." All article and section references appearing herein are to articles and sections of the Indentures, unless otherwise indicated, and capitalized terms which are not otherwise defined in this Prospectus shall have the meanings specified in the Indentures to which they relate.

TERMS APPLICABLE TO SENIOR DEBT SECURITIES, SUBORDINATED DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES

     GENERAL. The Debt Securities will be direct, unsecured obligations of Textron. No Indenture limits the amount of Debt Securities which may be issued thereunder, and each provides that Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Board of Directors. (Senior Indenture and Subordinated Indenture,
Section 301; Junior Subordinated Indenture, Section 3.1)

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Debt Securities being offered thereby: (i) the designation, priority, aggregate principal amount, authorized denominations and the currency or currency units for which Debt Securities may be purchased or in which such Debt Securities may be denominated and/or the currency or currency units in which principal of, premium, if any, and/or interest, if any, on such Debt Securities will be payable and whether Textron or the Holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency units other than that in which such Debt Securities are stated to be payable;
(ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date on which such Debt Securities will mature; (iv) the rate per annum at which such Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period, and the maximum duration of such extensions; (vii) the place or places where payments on such Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Debt Securities of that series;
(x) whether Debt Securities will be issued in fully registered form without coupons attached, in bearer form with or without coupons, or both; (xi) whether Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xii) the restrictions, if any, applicable to the exchange of Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Debt Securities; (xiii) whether and under what circumstances Textron will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or (xiv) other specific terms.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons, will be exchangeable for other Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations, and will be transferable at any time or from time to time at the Corporate Trust Office of the respective Debt Trustee or at any other office or agency of Textron maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

     If a Prospectus Supplement specifies that Debt Securities are denominated in a currency other than United States dollars, such Prospectus Supplement shall also specify the currency in which the principal, premium, if any, and interest on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

     Unless otherwise described in the Prospectus Supplement accompanying this Prospectus, there are no covenants or provisions contained in any of the Indentures which afford the Holders of the Debt Securities protection in the event of a highly leveraged transaction involving Textron.

     CONSOLIDATION, MERGER AND SALE OF ASSETS. Each Indenture provides that Textron will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Debt Securities issued thereunder and the performance of every other covenant of the respective Indenture on the part of Textron and (b) immediately thereafter no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for Textron under the respective Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the respective Indenture and Debt Securities. (Article Eight)

     EVENTS OF DEFAULT. Each Indenture provides that the following are Events of Default thereunder with respect to any series of Senior, Subordinated or Junior Subordinated Debt Securities, as the case may be: (a) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Debt Securities of such series contained in the respective Indenture; (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Textron or its property; and (f) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which such series of Debt Securities is issued. (Senior Indenture and Subordinated Indenture, Section 501; Junior Subordinated Indenture, Section 5.1) An Event of Default with respect to a particular series of Debt Securities issued under any Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder. The applicable Debt Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Senior Indenture and Subordinated Indenture, Section 602; Junior Subordinated Indenture, Section 6.2)

     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the applicable Debt Trustee or the Holders of 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately. (Senior Indenture and Subordinated Indenture, Section 502; Junior Subordinated Indenture, Section 5.2)

     Each Indenture contains a provision entitling the respective Debt Trustee to be indemnified by the Holders before proceeding to exercise any right or power under such Indenture at the request of any of the Holders. (Senior Indenture and Subordinated Indenture, Section 603; Junior Subordinated Indenture, Section 6.3) Each Indenture provides that the Holders of a majority in principal amount of the Outstanding Debt Securities of any series thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Debt Trustee or exercising any trust or power conferred upon such Debt Trustee, with respect to the Debt Securities of such series. (Senior Indenture and Subordinated Indenture, Section 512; Junior Subordinated Indenture, Section 5.12) The right of a Holder to institute a proceeding with respect to an Indenture is subject to certain conditions precedent including notice and indemnity to the applicable Debt Trustee, but the Holder has an absolute right to receipt of principal, premium, if any, and interest at the respective Stated Maturities (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (Senior Indenture and Subordinated Indenture, Sections 507 and 508; Junior Subordinated Indenture, Sections 5.7 and 5.8)

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series under any of the Indentures may on behalf of the Holders of all the Debt Securities of such series waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series and (b) a default in respect of a covenant or provision of the respective Indenture which cannot be amended or modified without the consent of the Holder of each Debt Security affected; PROVIDED, HOWEVER, that with respect to Junior Subordinated Debt Securities, if the Junior Subordinated Debt Securities of such series are held by a Textron Trust or a trustee of such trust or by Textron Partnership, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Textron Trust or of the applicable series of Partnership Preferred Securities, as the case may be, shall have consented to such waiver or modification to such waiver; PROVIDED FURTHER, that if the consent of the Holder of each Outstanding Junior Subordinated Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable Textron Trust or of the applicable series of Partnership Preferred Securities, as the case may be, shall have consented to such waiver. (Senior Indenture and Subordinated Indenture, Section 513; Junior Subordinated Indenture, Section 5.13)

     Each Indenture requires Textron to furnish to the applicable Debt Trustee an annual statement as to defaults, if any, by Textron under such Indenture. (Senior Indenture, Section 1006; Subordinated Indenture, Section 1004; Junior Subordinated Indenture, Section 10.4)

     MODIFICATIONS AND AMENDMENTS. Modifications and amendments of each Indenture may be made by Textron and the respective Debt Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series which is affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest; or (ii) reduce the percentage of Holders of Debt Securities necessary to modify or amend the applicable Indenture or waive compliance by Textron with any covenant or past default or in the case of Senior Debt Securities reduce quorum or voting requirements for meetings of Holders PROVIDED, FURTHER, that with respect to Junior Subordinated Debt Securities, if the Junior Subordinated Debt Securities of such series are held by a Textron Trust or a trustee of such trust or by Textron Partnership, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable Textron Trust or of the applicable series of Partnership Preferred Securities, as the case may be, shall have consented to such supplemental indenture; PROVIDED FURTHER, that if the consent of the Holder of each Outstanding Junior Subordinated Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable Textron Trust or of the applicable series of Partnership Preferred Securities, as the case may be, shall have consented to such supplemental indenture. (Senior Indenture and Subordinated Indenture, Section 902; Junior Subordinated Indenture, Section 9.2)

     DISCHARGE AND DEFEASANCE. Textron may discharge all of its obligations (except those set forth below) to holders of any series of Debt Securities issued under any Indenture, which Debt Securities have not already been delivered to the applicable Debt Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the applicable Debt Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments thereon when due. (Senior Indenture and Subordinated Indenture, Section 401; Junior Subordinated Indenture, Section 4.1)

     Unless otherwise specified in the applicable Prospectus Supplement with respect to the Debt Securities of a series, Textron, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series, other than with respect to Junior Subordinated Debt Securities issued in connection with Trust Preferred Securities (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace mutilated, defaced, destroyed, lost or stolen Debt Securities of such series, and to maintain Paying Agents and hold moneys for payment in trust) or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clause (f) of the "Events of Default" above shall no longer be an Event of Default if, in either case, Textron deposits with the Debt Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by Textron) in accordance with the terms of such Debt Securities. Such a trust may only be established, if, among other things, Textron shall have delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred. (Senior Indenture and Subordinated Indenture, Sections 402, 403 and 404; Junior Subordinated Indenture, Sections 4.2, 4.3 and 4.4) In the event Textron omits to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Debt Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, Textron will remain liable in respect of such payments.

     CONCERNING THE DEBT TRUSTEES. Each of the Senior Debt Trustee, the Subordinated Debt Trustee and the Junior Subordinated Debt Trustee have extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness) to Textron. Textron and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with each Debt Trustee in the ordinary course of business.

     GLOBAL SECURITIES. Each Indenture provides that the registered Debt Securities of a series may be issued in the form of one or more fully registered Global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof (Senior Indenture and Subordinated Indenture, Section 301; Junior Subordinated Indenture, Section 3.1). In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only debt securities that are payable in U.S. dollars.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. Textron understands that under existing industry practices, if Textron requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of Textron, the applicable Debt Trustee or any other agent of Textron or agent of the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Textron expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. Textron also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by Textron within 90 days, Textron will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, Textron may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

     The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and Cedel Bank, societe anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

     RANKING OF SENIOR DEBT SECURITIES. The Senior Debt Securities will constitute part of the senior debt of Textron and rank equally with all other unsecured debt of Textron except subordinated debt.

     LIMITATION UPON MORTGAGES. The Senior Indenture prohibits Textron and its Restricted Subsidiaries from issuing, assuming or guaranteeing any mortgage, security interest, pledge, lien or other encumbrance ("mortgages") upon any Principal Property of Textron or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the Senior Debt Securities. The foregoing restriction, however, will not apply to: (a) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (b) mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition thereof or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property; (c) mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;
(d) mortgages existing at the date of the Senior Indenture; (e) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;
(f) certain mortgages in favor of governmental entities; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses
(a) through (f). (Section 1004)

     Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any mortgage without equally and ratably securing the Senior Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed 10% of the shareholders' equity of Textron and its consolidated Subsidiaries computed in accordance with generally accepted accounting principles as set forth on the most recent consolidated balance sheet of Textron and its consolidated Subsidiaries. (Section 1004)

     LIMITATION UPON SALE AND LEASEBACK TRANSACTIONS. The Senior Indenture prohibits Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any such transaction between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either (a) Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on Principal Property at least equal in amount to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the Senior Debt Securities, pursuant to the limitation in the Senior Indenture described above under "Limitation upon Mortgages," or (b) Textron shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such sale and leaseback transaction to (i) the retirement of Senior Indebtedness that matures more than twelve months after the creation of such Senior Indebtedness or (ii) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development, or improvement will be, a Principal Property or a part thereof. (Section 1005)

     CERTAIN DEFINITIONS. The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the rate per annum borne by the Senior Debt Securities) required to be paid during the remaining term of the applicable lease. (Section 101)

     The term "Principal Property" shall mean any manufacturing plant or manufacturing facility which is (i) owned by Textron or any Restricted Subsidiary, (ii) located within the continental United States, and (iii) in the opinion of the Board of Directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (Section
101)

     The term "Restricted Subsidiary" shall mean any Subsidiary (i) substantially all the property of which is located within the continental United States and (ii) which owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing Textron's operations outside the continental United States. (Section 101)

     The term "Subsidiary" shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries, or by Textron and one or more other Subsidiaries. (Section 101)

     WAIVER OF CERTAIN COVENANTS. Compliance by Textron with the foregoing and certain other restrictive covenants may be omitted with respect to the Senior Debt Securities of any series if before the time for such compliance the Holders of a majority in principal amount of such series at the time Outstanding shall waive such compliance. (Section 1007)

PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

     RANKING OF SUBORDINATED DEBT SECURITIES. The Subordinated Debt Securities will rank senior to any Junior Subordinated Debt Securities and will be subordinated and junior in right of payment to any Senior Debt Securities and certain other indebtedness of Textron to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

PARTICULAR TERMS OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     GENERAL. Junior Subordinated Debt Securities are issuable in one or more series pursuant to a resolution of Textron's Board of Directors or established in one or more indentures supplemental to the Junior Subordinated Indenture (each, a "Supplemental Indenture"). (Section 3.1)

     RANKING OF JUNIOR SUBORDINATED DEBT SECURITIES. The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to any Senior Debt Securities and Subordinated Debt Securities and certain other indebtedness of Textron to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

     EVENTS OF DEFAULT. In addition to those Events of Default described above under "Terms Applicable to Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities -- Events of Default," the Junior Subordinated Indenture provides that the following are Events of Default thereunder with respect to any series of Junior Subordinated Debt Securities:
(a) in the event Junior Subordinated Debt Securities of a series are issued and sold to a Textron Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Textron Trust, such Textron Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Trust Securities in liquidation or redemption of their interests in such Textron Trust upon a Special Event, (ii) the redemption of all of the outstanding Trust Securities of such Textron Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Textron Trust, or (b) in the event Junior Subordinated Debt Securities of a series are issued and sold to Textron Partnership in connection with the issuance of Partnership Preferred Securities by Textron Partnership, Textron Partnership shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Partnership Preferred Securities in liquidation or redemption of their interests in Textron Partnership, (ii) the redemption of all of the outstanding Partnership Preferred Securities of Textron Partnership or
(iii) certain mergers, consolidations or amalgamations, each as permitted by the limited partnership agreement of Textron Partnership. (Section 5.1)

     CERTAIN PROVISIONS APPLICABLE TO TEXTRON TRUSTS. In the event Junior Subordinated Debt Securities are issued to a Textron Trust (or a trustee of such trust) in connection with the issuance of Trust Securities by any Textron Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Textron Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a Textron Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such Textron Trust. If Junior Subordinated Debt Securities are issued to a Textron Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Textron Trust and (i) there shall have occurred any event that would constitute an Event of Default, (ii) Textron shall be in default with respect to its payment of any obligations under the related Trust Guarantee or Trust Common Guarantee (as defined below), or (iii) Textron shall have given notice of its election to defer payments or interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Subordinated Indenture and such period, or any extension thereof, shall be continuing, then
(a) Textron will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto, and (b) Textron shall not make any payment of interest, principal (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by Textron which rank pari passu with or junior to such Junior Subordinated Debt Securities. The Trust Guarantee or Trust Common Guarantee, however, will except from the foregoing (i) any stock dividends paid by Textron where the dividend stock is the same stock as that on which the dividend is being paid and (ii) any purchases by Textron of its common stock from The Paul Revere Corporation ("Paul Revere") or its subsidiaries pursuant to the Agreement to Purchase Stock, dated April 12, 1990, among Textron, The Paul Revere Life Insurance Company, The Paul Revere Protective Life Insurance Company and The Paul Revere Variable Annuity Insurance Company, and the Stock Purchase Agreement, dated as of September 23, 1993, between Textron and Paul Revere (together, the "Paul Revere Stock Purchase Agreements").

     In the event Junior Subordinated Debt Securities are issued to a Textron Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Textron Trust, for so long as such Trust Securities remain outstanding, Textron will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities of such Textron Trust; PROVIDED, HOWEVER, that any permitted successor of Textron under the Junior Subordinated Indenture may succeed to Textron's ownership of such Trust Common Securities
(ii) not voluntarily dissolve, wind-up or terminate such Textron Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable Textron Trust,
(iii) timely perform its duties as Sponsor of the applicable Textron Trust and
(iv) to use its reasonable efforts to cause such Textron Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Textron Trust, the redemption of all of the Trust Securities of such Textron Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Textron Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

     CERTAIN PROVISIONS APPLICABLE TO TEXTRON PARTNERSHIP. In the event Junior Subordinated Debt Securities are issued to Textron Partnership in connection with the issuance of a series of Partnership Preferred Securities by Textron Partnership, such Junior Subordinated Debt Securities subsequently may be distributed to the holders of such series of Partnership Preferred Securities in connection with the dissolution of Textron Partnership upon the occurrence of certain events described in the Prospectus Supplement relating to such series of Partnership Preferred Securities. If Junior Subordinated Debt Securities are issued to Textron Partnership in connection with the issuance of Partnership Preferred Securities by Textron Partnership and (i) there shall have occurred any event that would constitute an Event of Default, (ii) Textron shall be in default with respect to its payment of any obligations under the related Partnership Guarantee (as defined below), or (iii) Textron shall have given notice of its election to defer payments or interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Subordinated Indenture and such period, or any extension thereof, shall be continuing, then (a) Textron will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto and (b) Textron shall not make any payment of interest, principal (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by Textron which rank pari passu with or junior to such Junior Subordinated Debt Securities. The Partnership Guarantee, however, will except from the foregoing (i) any stock dividends paid by Textron where the dividend stock is the same stock as that on which the dividend is being paid and (ii) any purchases by Textron of its common stock from Paul Revere or its subsidiaries pursuant to the Paul Revere Stock Purchase Agreements.

     So long as any Junior Subordinated Debt Securities are held by Textron Partnership, Textron will covenant that the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative, or exercising any trust or power conferred on the Special Representative with respect to the Junior Subordinated Debt Securities,
(ii) waive any past default which is waivable under the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Junior Subordinated Debt Securities or of the Junior Subordinated Indenture without, in each case, obtaining the prior approval of the holders of at least a majority or more of the aggregate liquidation preference of the Partnership Preferred Securities then outstanding, provided, however, that where a consent under the Junior Subordinated Debt Securities would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of the Partnership Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of Partnership Preferred Securities without the approval of the holders of Partnership Preferred Securities representing a majority or more of the aggregate liquidation preference of the Outstanding Partnership Preferred Securities. (Section 10.6)

     Textron will also covenant (i) to remain the sole direct or indirect general partner of Textron Partnership and maintain direct or indirect ownership of 100% of the general partner interests thereof; provided that any permitted successor of Textron under the Junior Subordinated Indenture may succeed to duties as General Partner, (ii) to contribute capital to the extent required to maintain its capital at an amount equal to at least 3% of the total capital contributions to Textron Partnership, (iii) not to voluntarily dissolve, wind-up or terminate Textron Partnership, except in connection with the distribution of Junior Subordinated Debentures upon a Special Event and in connection with the certain mergers, consolidations or amalgamations permitted by the agreement of limited partnership of Textron Partnership, (iv) timely perform all of its duties as General Partner of Textron Partnership and (v) to use its reasonable efforts to cause Textron Partnership to remain a limited partnership except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event as provided in the limited partnership agreement of Textron Partnership, the redemption of all Partnership Preferred Securities of the applicable series and in connection with certain mergers, consolidations or amalgamations permitted by the limited partnership agreement of Textron Partnership, and otherwise continue to be treated as a partnership for United States federal income tax purposes. (Section 10.6)

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each Textron Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Textron Trust authorizes the Regular Trustees of such Textron Trust to issue on behalf of such Textron Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Trust Preferred Securities of a Textron Trust for specific terms, including
(i) the distinctive designation of such Trust Preferred Securities, (ii) the number of Trust Preferred Securities issued by such Textron Trust, (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Textron Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Trust Preferred Securities issued by such Textron Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Textron Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Textron Trust to the Holders of Trust Preferred Securities of such Textron Trust upon voluntary or involuntary dissolution, winding-up or termination of such Textron Trust, (vi) the obligation, if any, of such Textron Trust to purchase or redeem Trust Preferred Securities issued by such Textron Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Trust Preferred Securities issued by such Textron Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Trust Preferred Securities issued by such Textron Trust in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Textron Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Textron Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Textron Trust consistent with the Declaration of such Textron Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by Textron to the extent set forth below under "Description of Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Trust Preferred Securities, each Textron Trust will issue one series of Trust Common Securities. The Declaration of each Textron Trust authorizes the Regular Trustees of such trust to issue on behalf of such Textron Trust one series of Trust Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by such Textron Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such trust and the Trust Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA with the Trust Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote and to appoint, remove or replace any of the Textron Trustees of such Textron Trust. All of the Trust Common Securities of a Textron Trust will be directly or indirectly owned by Textron.

                        DESCRIPTION OF TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by Textron for the benefit of the holders, from time to time, of Trust Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank, N.A. will act as indenture trustee under each Trust Guarantee (the "Trust Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Trust Preferred Securities Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of a Textron Trust.

GENERAL

     Pursuant to each Trust Guarantee, Textron will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities issued by a Textron Trust, the Trust Guarantee Payments (as defined below) (except to the extent paid by such Textron Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Textron Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by a Textron Trust (the "Trust Guarantee Payments"), to the extent not paid by such Textron Trust will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Trust Preferred Securities, to the extent such Textron Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such Textron Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such Textron Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Textron Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of

Trust Preferred Securities or the redemption of all of the Trust Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment to the extent such Textron Trust has funds available therefor or (b) the amount of assets of such Textron Trust remaining for distribution to holders of such Trust Preferred Securities in liquidation of such Textron Trust. Textron's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by Textron to the holders of Trust Preferred Securities or by causing such Textron Trust to pay such amounts to such holders.

     Each Trust Guarantee will be a full and unconditional guarantee with respect to the Trust Preferred Securities issued by a Textron Trust from the time of issuance of such Trust Preferred Securities but will not apply to any payment of distributions except to the extent such Textron Trust shall have funds available therefor. If Textron does not make interest payments on the Junior Subordinated Debt Securities purchased by a Textron Trust, such Textron Trust will not pay distributions on the Trust Preferred Securities issued by such Textron Trust and will not have funds available therefor. See "Particular Terms of the Junior Subordinated Debt Securities."

     Textron has also agreed to irrevocably and unconditionally guarantee the obligations of each Textron Trust with respect to the Trust Common Securities (the "Trust Common Guarantees") to the same extent as the Trust Guarantees, except that, upon an Event of Default under the Junior Subordinated Indenture, holders of Trust Preferred Securities of Textron Trust under the Trust Guarantee shall have priority over holders of Trust Common Securities of such Textron Trust under the applicable Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF TEXTRON

     In each Trust Guarantee, Textron will covenant that, so long as any Trust Preferred Securities issued by a Textron Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Trust Guarantee or the Declaration of such Textron Trust, then (a) Textron will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto and (b) Textron shall not make any payment of interest, principal (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by Textron which rank PARI PASSU with or junior to such Junior Subordinated Debt Securities. Each Trust Guarantee, however, will except from the foregoing (i) any stock dividends paid by Textron where the dividend stock is the same stock as that on which the dividend is being paid and (ii) any purchases by Textron of its common stock from Paul Revere or its subsidiaries pursuant to the Paul Revere Stock Purchase Agreements.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by a Textron Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Textron and shall inure to the benefit of the holders of the Trust Preferred Securities of a Textron Trust then outstanding.

EVENTS OF DEFAULT

     An Event of Default under the Trust Guarantee will occur upon the failure of Textron to perform any of its payments or other obligations thereunder. The holders of a majority in liquidation amount of the Trust Preferred Securities to which a Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Preferred Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Preferred Securities Guarantee Trustee under the Trust Guarantee.

     If the Trust Preferred Securities Guarantee Trustee fails to enforce such Trust Guarantee, any holder of Trust Preferred Securities relating to such Trust Guarantee may institute a legal proceeding directly against Textron to enforce the Trust Preferred Securities Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against a Textron Trust, the Trust Preferred Securities Guarantee Trustee or any other person or entity.

     Textron will be required to provide annually to the Trust Preferred Securities Guarantee Trustee a statement as to the performance by Textron of certain of its obligations under each of the Trust Guarantees and as to any default in such performance.

INFORMATION CONCERNING THE TRUST PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Trust Preferred Securities Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to a Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trust Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE TRUST GUARANTEES

     Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by a Textron Trust upon full payment of the Redemption Price of all Trust Preferred Securities of such Textron Trust, upon distribution of the Junior Subordinated Debt Securities held by such Textron Trust to the holders of the Trust Preferred Securities of a Textron Trust or upon full payment of the amounts payable in accordance with the Declaration of such Textron Trust upon liquidation of such Textron Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by a Textron Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee.

STATUS OF THE TRUST GUARANTEES

     Each Trust Guarantee will constitute an unsecured obligation of Textron and will rank (i) subordinate and junior in right of payment to all other liabilities of Textron, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by Textron and with any guarantee now or hereafter entered into by Textron in respect of any preferred or preference stock of any affiliate of Textron (including the Partnership Guarantee) and
(iii) senior to Textron's common stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by a Textron Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Trust Guarantee.

     Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.

                DESCRIPTION OF PARTNERSHIP PREFERRED SECURITIES

     Textron Partnership may issue, from time to time, Partnership Preferred Securities, in one or more series, having terms described in the Prospectus Supplement relating thereto. The agreement of limited partnership of Textron Partnership will be amended and restated (as so amended and restated, the "Limited Partnership Agreement") to authorize the establishment of one or more series of Partnership Preferred Securities, having such terms, including dividends, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth therein or otherwise established by the General Partner pursuant thereto. Reference is made to the Prospectus Supplement relating to the Partnership Preferred Securities of a particular series for specific terms, including (i) the distinctive designation of such series that shall distinguish it from other series; (ii) the number of Partnership Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series; (iii) the annual dividend rate (or method of determining such rate) for Partnership Preferred Securities of such series and the date or dates upon which such dividends shall be payable; (iv) whether dividends on Partnership Preferred Securities of such series shall be cumulative, and, in the case of Partnership Preferred Securities of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on Partnership Preferred Securities of such series shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of Textron Partnership to the holders of Partnership Preferred Securities of such series upon voluntary or involuntary dissolution, winding-up or termination of Textron Partnership; (vi) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Partnership Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of Textron Partnership or the General Partner; (vii) the obligation, if any, of Textron Partnership to purchase or redeem Partnership Preferred Securities of such series and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Partnership Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (viii) the voting rights, if any, of Partnership Preferred Securities of such series in addition to those required by law, including the number of votes per Partnership Preferred Security and any requirement for the approval by the holders of Partnership Preferred Securities, or of Partnership Preferred Securities of one or more series, or of both, as a condition to specified action or amendments to the Limited Partnership Agreement; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of Preferred Securities of the series not inconsistent with the Limited Partnership Agreement or with applicable law. All Partnership Preferred Securities offered hereby will be guaranteed by Textron to the extent set forth below under "Description of Partnership Guarantee." Any applicable federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                      DESCRIPTION OF PARTNERSHIP GUARANTEE

     Set forth below is a summary of information concerning the Partnership Guarantee that will be executed and delivered by Textron for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Partnership Guarantee, Textron will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Partnership Preferred Securities of each series, the Partnership Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by Textron Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that Textron Partnership may have or assert. The following payments with respect to any series of Partnership Preferred Securities, to the extent not paid by Textron Partnership (the "Partnership Guarantee Payments"), will be subject to the Partnership Guarantee (without duplication): (i) any accrued and unpaid dividends that have theretofore been declared on the Partnership Preferred Securities of such series, (ii) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), with respect to any Partnership Preferred Securities called for redemption by Textron Partnership and (iii) upon a liquidation of Textron Partnership, the lesser of
(a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Partnership Preferred Securities of such series to the date of payment and (b) the amount of assets of Textron Partnership remaining available for distribution to holders of Partnership Preferred Securities of such series in liquidation of Textron Partnership, payable in kind. Textron's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by Textron to the holders of Partnership Preferred Securities or by causing Textron Partnership to pay such amounts to such holders.

     The Partnership Guarantee will be a full and unconditional guarantee with respect to each series of Partnership Preferred Securities from the time of issuance of such series of Partnership Preferred Securities, but will not apply to any payment of dividends unless and until such dividends are declared. If Textron does not make interest payments on the Junior Subordinated Debt Securities purchased by Textron Partnership, it is expected that Textron Partnership will not declare or pay dividends on the Partnership Preferred Securities. See "Particular Terms of the Junior Subordinated Debt Securities."

CERTAIN COVENANTS OF TEXTRON

     In the Partnership Guarantee, Textron will covenant that, so long as any Partnership Preferred Securities remain outstanding, if at such time Textron shall be in default with respect to its payment obligations under the Partnership Guarantee or there shall have occurred any Event of Default under the Junior Subordinated Indenture, then (a) Textron will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto, and (b) Textron shall not make any payment of interest, principal (or premium, if any, on) or repay, repurchase or redeem any debt securities issued by Textron which rank PARI PASSU with or junior to such Junior Subordinated Debt Securities. The Partnership Guarantee, however, will except from the foregoing (i) any stock dividends paid by Textron where the dividend stock is the same stock as that on which the dividend is being paid and (ii) any purchases by Textron of its common stock from Paul Revere or its subsidiaries pursuant to the Paul Revere Stock Purchase Agreements.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities. The manner of obtaining any such approval of holders of the Partnership Preferred Securities of each series will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Textron and shall inure to the benefit of the holders of the Partnership Preferred Securities then outstanding.

TERMINATION OF THE PARTNERSHIP GUARANTEE

     The Partnership Guarantee will terminate and be of no further force and effect as to the Partnership Preferred Securities of any series upon full payment of the Redemption Price of all Partnership Preferred Securities of such series, and will terminate completely upon full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of Textron Partnership. See "Description of Debt Securities -- Events of Default" and "Particular Terms of the Junior Subordinated Debt Securities -- Events of Default" for a description of the events of default and enforcement rights of the holders of Junior Subordinated Debt Securities. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities of any series must, in accordance with the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), restore payment of any sum paid under such series of Partnership Preferred Securities or the Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution, may be liable to the limited partnership for the amount of such distribution.

STATUS OF THE PARTNERSHIP GUARANTEE

     Textron's obligations under the Partnership Guarantee to make the Partnership Guarantee Payments will constitute an unsecured obligation of Textron and will rank (i) subordinate and junior in right of payment to all other liabilities of Textron, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by Textron and with any guarantee now or hereafter entered into by Textron in respect of any preferred or preference stock of any affiliate of Textron (including any Trust Guarantee) and (iii) senior to Textron's common stock. The Limited Partnership Agreement provides that each holder of Partnership Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Partnership Guarantee.

     The Partnership Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the holders of each series of the Partnership Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the holders of each series of the Partnership Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Partnership Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Partnership Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against Textron to enforce its rights under the Partnership Guarantee, without first instituting a legal proceeding against Textron Partnership or any other person or entity. The Partnership Guarantee will not be discharged except by payment of the Partnership Guarantee Payments in full (without duplication of amounts theretofore paid by Textron Partnership).

GOVERNING LAW

     The Partnership Guarantee will be governed by and construed in accordance with the law of the State of New York.

                              PLAN OF DISTRIBUTION

     Textron may sell any series of Debt Securities and any Textron Trust and Textron Partnership may sell Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers,
(ii) directly to purchasers, or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to Textron, Textron Trust or Textron Partnership, as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers, and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the

Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     If dealers are utilized in the sale of Offered Securities, Textron, the applicable Textron Trust and/or Textron Partnership will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Any series of Debt Securities may be sold from time to time either directly by Textron or through agents designated by Textron. Any series of Preferred Securities may be sold from time to time either directly by a Textron Trust and/or Textron Partnership or by their respective designated agents. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by Textron, the applicable Textron Trust and/or Textron Partnership to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Debt Securities may be sold directly by Textron and the Preferred Securities may be sold directly by a Textron Trust and/or Textron Partnership to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, Textron, the applicable Textron Trust and/or Textron Partnership will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from Textron, such Textron Trust and/or Textron Partnership at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (the "Contracts") providing for payment and delivery on a specified date or dates in the future. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts.

     Agents, dealers and underwriters may be entitled, under agreements with Textron, a Textron Trust and/or Textron Partnership, to indemnification by Textron, the applicable Textron Trust and/or Textron Partnership against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Textron, a Textron Trust and/or Textron Partnership in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 LEGAL OPINIONS

     The validity of the Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, Trust Guarantees and Partnership Guarantee and certain legal matters relating thereto will be passed upon for Textron, the Textron Trusts and Textron Partnership by Michael D. Cahn, Assistant General Counsel-Corporate of Textron. The validity of the Trust Preferred Securities and Partnership Preferred

Securities and certain legal matters relating thereto will be passed upon for Textron, the Textron Trusts and Textron Partnership by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules of Textron Inc. included or incorporated by reference in Textron's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, incorporated in this Prospectus by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and consolidated audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    SEC Filing Fee..........................................................  $275,862.07
    Rating Agency Fees......................................................
    Blue Sky Fees and Expenses..............................................
    New York Stock Exchange Listing Fee.....................................
    Trustee's Expenses......................................................
    Printing Fees and Expenses..............................................
    Accounting Fees and Expenses............................................
    Legal Fees and Expenses.................................................
    Miscellaneous...........................................................
                                                                              -----------
              Total.........................................................
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---------------
* All fees and expenses other than SEC Registration Fee are estimated and will be completed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law and Article XII of Textron's By-laws contain provisions for indemnification of directors and officers in certain circumstances, which may include indemnity against expenses, including attorneys' fees and judgments, fines and amounts paid in settlement under the Securities Act of 1933.

     Also, Textron has obtained policies of directors' and officers' liability insurance and has entered into indemnification agreements which contain additional provisions for indemnification of directors and officers in certain circumstances.

     In addition, the Underwriting Agreements filed as Exhibits 1(a) and (b) and the Selling Agency Agreement filed as Exhibit 1(c) hereto provide for indemnification by the Underwriters and Agents of Textron, its directors and officers for certain liabilities arising under the Securities Act of 1933.

     The Declaration of each Textron Trust provides that no Institutional Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or officer, director, shareholder, member, partner, employee, representative or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Textron Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Textron Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or, in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Textron Trust also provides that to the full extent permitted by law, Textron shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each Textron Trust also provides that to the full extent permitted by law, Textron shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Textron Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Textron in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Textron as authorized in the Declaration. The directors and officers of Textron and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Textron or the Textron Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify Textron's directors and their officers and the Textron Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Textron or any of the Textron Trusts by or on behalf of any such indemnifying party.

     The Limited Partnership Agreement of Textron Partnership provides that, to the full extent permitted by law, Textron Partnership shall indemnify each of the General Partner, any Special Representative, any Affiliate of the General Partner or any Special Representative, any officers, directors, shareholders, members, partners, employees, representatives or agents of the General Partner or any Special Representative, or any employee or agent of Textron Partnership or its Affiliates (each a "Partnership Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Textron Partnership) by reason of the fact that he is or was a Partnership Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Textron Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Limited Partnership Agreement also provides that Textron Partnership shall indemnify, to the full extent permitted by law, any Partnership Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Textron Partnership to procure a judgment in its favor by reason of the fact that he is or was a Partnership Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Textron Partnership and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Partnership Indemnified Person shall have been adjudged to be liable to Textron Partnership unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Limited Partnership Agreement also provides that expenses (including attorneys' fees) incurred by a Partnership Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Textron Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Partnership Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Textron Partnership as authorized in the Limited Partnership Agreement. The Limited Partnership Agreement further provides that no Partnership Indemnified Person shall be liable, responsible or accountable in damages or otherwise to Textron Partnership or any Covered Person (as defined therein) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of Textron Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of the authority conferred on such Partnership Indemnified Person by the Limited Partnership Agreement or by law, except that a Partnership Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Partnership Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

ITEM 16.  EXHIBITS

  **1(a)  Form of Underwriting Agreement for offering of Preferred Securities.
   *1(b)  Form of Underwriting Agreement for offering of Debt Securities.
   *1(c)  Form of Selling Agency Agreement, incorporated by reference to Exhibits to
          Registration Statement No. 33-46501.
   *4(a)  Certificate of Trust of Textron Capital I.
   *4(b)  Certificate of Trust of Textron Capital II.
   *4(c)  Certificate of Trust of Textron Capital III.
   *4(d)  Form of Amended and Restated Declaration of Trust.
   *4(e)  Certificate of Limited Partnership of Textron Finance, L.P.
   *4(f)  Form of Amended and Restated Agreement of Limited Partnership of Textron Finance,
          L.P.
   *4(g)  Senior Indenture between Textron Inc. and Chemical Bank (as successor to
          Manufacturers Hanover Trust Company), as Trustee, incorporated by reference to
          Exhibits to Registration Statement No. 33-13742.
   *4(h)  First Supplemental Senior Indenture between Textron Inc. and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as Trustee, incorporated by reference to Exhibits to Registration Statement No. 33-20657.
   *4(i)  Form of Second Supplemental Senior Indenture to be used in connection with the issuance of Senior Debt Securities.
   *4(j)  Subordinated Indenture between Textron Inc. and The Chase Manhattan Bank, N.A., as
          Trustee, incorporated by reference to Exhibits to Registration Statement No.
          33-1787.
   *4(k)  First Supplemental Subordinated Indenture between Textron Inc. and The Chase
          Manhattan Bank, N.A., incorporated by reference to Exhibits to Registration
          Statement No. 33-9758.
   *4(l)  Form of Second Supplemental Subordinated Indenture to be used in connection with the issuance of Subordinated Debt Securities.
   *4(m)  Form of Junior Subordinated Indenture between Textron Inc. and The Chase Manhattan
          Bank, N.A., as Trustee, relating to the Junior Subordinated Debt Securities.
   *4(n)  Form of First Supplemental Junior Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities and Preferred Securities.
   *4(o)  Form of Trust Preferred Security (included in 4(d) above).
   *4(p)  Form of Partnership Preferred Security (included in 4(f) above).
   *4(q)  Form of Senior Debt Security (included in 4(g) above).
   *4(r)  Form of Subordinated Debt Security (included in 4(j) above).
   *4(s)  Form of Junior Subordinated Debt Security (included in 4(n) above).
   *4(t)  Form of Trust Guarantee relating to the Trust Preferred Securities.
   *4(u)  Form of Partnership Guarantee relating to the Partnership Preferred Securities.
  **5(a)  Opinion and consent of Michael D. Cahn, Assistant General Counsel -- Corporate of
          Textron Inc.
  **5(b)  Opinion of Skadden, Arps, Slate, Meagher & Flom.
  *12(a)  Computation of Ratio of Income to Fixed Charges of Textron Parent Company
          Borrowing Group, incorporated by reference to Exhibits to Form 10-Q of Textron
          Inc. for the quarter ended July 1, 1995 and Form 10-K of Textron Inc. for the year ended December 31, 1994.

  *12(b)  Computation of Ratio of Income to Fixed Charges for Textron Inc. Including All
          Majority-Owned Subsidiaries, incorporated by reference to Exhibits to Form 10-Q of Textron Inc. for the quarter ended July 1, 1995 and Form 10-K of Textron Inc.
          for the year ended December 31, 1994.
  *23(a)  Consent of Independent Auditors, Ernst & Young LLP.
 **23(b)  Consent of Skadden, Arps, Slate, Meagher & Flom is contained in the opinion of counsel filed as Exhibit 5(b).
  *24(a)  Powers of Attorney.
  *24(b)  Certified Resolutions of the Board of Directors of Textron Inc.
  *25(a)  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
          Chemical Bank, as Trustee under the Senior Indenture, incorporated by reference to
          Exhibits to Registration Statement No. 33-46501.
 **25(b)  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
          Chase Manhattan Bank, N.A., as Trustee under the Subordinated Indenture.
 **25(c)  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
          Chase Manhattan Bank, N.A., as Trustee under the Junior Subordinated Indenture.
 **25(d)  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
          Chase Manhattan Bank, N.A., as Trustee under the Amended and Restated Declaration of Trust of Textron Capital I.
 **25(e)  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
          Chase Manhattan Bank, N.A., as Trustee under the Amended and Restated Declaration of Trust of Textron Capital II.
 **25(f)  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
          Chase Manhattan Bank, N.A., as Trustee under the Amended and Restated Declaration of Trust of Textron Capital III.
 **25(g)  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The
          Chase Manhattan Bank, N.A., as Trustee of the Trust Guarantees of Textron Inc. for
          the benefit of the holders of Trust Preferred Securities of Textron Capital I,
          Textron Capital II and Textron Capital III.

---------------
 * Filed herewith.

** To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Textron's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

          i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Textron pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Textron Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 5th day of October, 1995.

                                          TEXTRON INC.

                                          By: /s/  MICHAEL D. CAHN

                                            ------------------------------------
                                            Michael D. Cahn
                                            Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 5th day of October, 1995 by the following persons in the capacities indicated.

                  SIGNATURE                                 TITLE
---------------------------------------------  -------------------------------
                      *                        Chairman, Chief Executive
---------------------------------------------  Officer and Director (principal
              James F. Hardymon                executive officer)
                      *                        President, Chief Operating
---------------------------------------------  Officer and Director
              Lewis B. Campbell
                      *                        Director
---------------------------------------------
              H. Jesse Arnelle
                      *                        Director
---------------------------------------------
              R. Stuart Dickson
                      *                        Director
---------------------------------------------
                 B. F. Dolan
                      *                        Director
---------------------------------------------
              John D. Macomber
                      *                        Director
---------------------------------------------
           Barbara Scott Preiskel
                      *                        Director
---------------------------------------------
                Sam F. Segnar

                  SIGNATURE                                 TITLE
                  ---------                                 -----
                      *                        Director
---------------------------------------------
               Jean Head Sisco

                      *                        Director
---------------------------------------------
                John W. Snow

                      *                        Director
---------------------------------------------
              Martin D. Walker

                      *                        Director
---------------------------------------------
              Thomas B. Wheeler

                      *                        Executive Vice President and
---------------------------------------------  Chief Financial Officer
               Stephen L. Key                  (principal financial officer)

                      *                        Vice President and Controller
---------------------------------------------  (principal accounting officer)
             William P. Janovitz

*By: /s/  MICHAEL D. CAHN
---------------------------------------------
               Michael D. Cahn
              Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of Textron Capital I, Textron Capital II and Textron Capital III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 5th day of October, 1995.

                                          TEXTRON CAPITAL I

                                          By: /s/  BRIAN T. DOWNING

                                          --------------------------------------
                                          Brian T. Downing, as Trustee

                                          By: /s/  GREGORY E. HUDSON

                                          --------------------------------------
                                          Gregory E. Hudson, as Trustee

                                          TEXTRON CAPITAL II

                                          By: /s/  BRIAN T. DOWNING

                                          --------------------------------------
                                          Brian T. Downing, as Trustee

                                          By: /s/  GREGORY E. HUDSON

                                          --------------------------------------
                                          Gregory E. Hudson, as Trustee

                                          TEXTRON CAPITAL III

                                          By: /s/  BRIAN T. DOWNING

                                          --------------------------------------
                                          Brian T. Downing, as Trustee

                                          By: /s/  GREGORY E. HUDSON

                                          --------------------------------------
                                          Gregory E. Hudson, as Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Textron Finance, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 5th day of October, 1995.

                                          TEXTRON FINANCE, L.P.

                                          By: TEXTRON INC.
                                              General Partner


                                          By:     /s/ ARNOLD M. FRIEDMAN
                                              ----------------------------------

                                              Name:   Arnold M. Friedman
                                              Title:  Vice President and
                                                      Deputy General Counsel

                                 EXHIBIT INDEX

EXHIBIT NO.                                   DESCRIPTION                                   PAGE
------------                                  -----------                                   ----
   **1  (a)   Form of Underwriting Agreement for offering of Preferred Securities.
    *1  (b)   Form of Underwriting Agreement for offering of Debt Securities.
    *1  (c)   Form of Selling Agency Agreement, incorporated by reference to Exhibits to
              Registration Statement No. 33-46501.
    *4  (a)   Certificate of Trust of Textron Capital I.
    *4  (b)   Certificate of Trust of Textron Capital II.
    *4  (c)   Certificate of Trust of Textron Capital III.
    *4  (d)   Form of Amended and Restated Declaration of Trust.
    *4  (e)   Certificate of Limited Partnership of Textron Finance, L.P.
    *4  (f)   Form of Amended and Restated Agreement of Limited Partnership of Textron
              Finance, L.P.
    *4  (g)   Senior Indenture between Textron Inc. and Chemical Bank (as successor to
              Manufacturers Hanover Trust Company), as Trustee, incorporated by reference to Exhibits to Registration Statement No. 33-13742.
    *4  (h)   First Supplemental Senior Indenture between Textron Inc. and Chemical Bank
              (as successor to Manufacturers Hanover Trust Company), as Trustee,
              incorporated by reference to Exhibits to Registration Statement No.
              33-20657.
    *4  (i)   Form of Second Supplemental Senior Indenture to be used in connection with the issuance of Senior Debt Securities.
    *4  (j)   Subordinated Indenture between Textron Inc. and The Chase Manhattan Bank,
              N.A., as Trustee, incorporated by reference to Exhibits to Registration
              Statement No. 33-1787.
    *4  (k)   First Supplemental Subordinated Indenture between Textron Inc. and The Chase
              Manhattan Bank, N.A., incorporated by reference to Exhibits to Registration
              Statement No. 33-9758.
    *4  (l)   Form of Second Supplemental Subordinated Indenture to be used in connection with the issuance of Subordinated Debt Securities.
    *4  (m)   Form of Junior Subordinated Indenture between Textron Inc. and The Chase
              Manhattan Bank, N.A., as Trustee, relating to the Junior Subordinated Debt
              Securities.
    *4  (n)   Form of First Supplemental Junior Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities and
              Preferred Securities.
    *4  (o)   Form of Trust Preferred Security (included in 4(d) above).
    *4  (p)   Form of Partnership Preferred Security (included in 4(f) above).
    *4  (q)   Form of Senior Debt Security (included in 4(g) above).
    *4  (r)   Form of Subordinated Debt Security (included in 4(j) above).
    *4  (s)   Form of Junior Subordinated Debt Security (included in 4(n) above).
    *4  (t)   Form of Trust Guarantee relating to the Trust Preferred Securities.
    *4  (u)   Form of Partnership Guarantee relating to the Partnership Preferred
              Securities.
   **5  (a)   Opinion and consent of Michael D. Cahn, Assistant General
              Counsel -- Corporate of Textron Inc.

EXHIBIT NO.                                   DESCRIPTION                                   PAGE
------------                                  -----------                                   ----
   **5  (b)   Opinion of Skadden, Arps, Slate, Meagher & Flom.
   *12  (a)   Computation of Ratio of Income to Fixed Charges of Textron Parent Company
              Borrowing Group, incorporated by reference to Exhibits to Form 10-Q of
              Textron Inc. for the quarter ended July 1, 1995 and Form 10-K of Textron
              Inc. for the year ended December 31, 1994.
   *12  (b)   Computation of Ratio of Income to Fixed Charges for Textron Inc. Including
              All Majority-Owned Subsidiaries, incorporated by reference to Exhibits to
              Form 10-Q of Textron Inc. for the quarter ended July 1, 1995 and Form 10-K of Textron Inc. for the year ended December 31, 1994.
   *23  (a)   Consent of Independent Auditors, Ernst & Young LLP.
  **23  (b)   Consent of Skadden, Arps, Slate, Meagher & Flom is contained in the opinion of counsel filed as Exhibit 5(b).
   *24  (a)   Powers of Attorney.
   *24  (b)   Certified Resolutions of the Board of Directors of Textron, Inc.
   *25  (a)   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Chemical Bank, as Trustee under the Senior Indenture, incorporated by reference to Exhibits to Registration Statement No. 33-46501.
  **25  (b)   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Subordinated
              Indenture.
  **25  (c)   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Junior Subordinated
              Indenture.
  **25  (d)   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Amended and Restated
              Declaration of Trust of Textron Capital I.
  **25  (e)   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Amended and Restated
              Declaration of Trust of Textron Capital II.
  **25  (f)   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee under the Amended and Restated
              Declaration of Trust of Textron Capital III.
  **25  (g)   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, N.A., as Trustee of the Trust Guarantees of
              Textron Inc. for the benefit of the holders of Trust Preferred Securities of
              Textron Capital I, Textron Capital II and Textron Capital III.

---------------
 * Filed herewith.

** To be filed by amendment.